Exhibit 99.1

SMTC Corporation www.smtc.com investorrelations@smtc.com	NEWS RELEASE Nasdaq: SMTX Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

Monday, November 8, 2004

SMTC Reports Third Quarter Results,

Continued Profitability and Reduction in Debt

TORONTO – November 8, 2004 — SMTC Corporation(1) (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported third quarter net earnings of $2.9 million, or $0.20 per share, on revenue of $60.8 million. This compared with net earnings of $2.6 million, or $.46 per share, on revenue of $77.0 million for the same quarter last year and net earnings of $1.0 million, or $0.11 per share, on revenue of $66.3 million for the second quarter of 2004. In the third quarter of 2004, the Company settled two legal disputes. The first dispute related to the settlement of a claim for obsolete inventory previously written down. The Company recovered $1.8 million which was recorded in cost of sales. The second dispute related to the early termination of a lease obligation which was successfully settled, resulting in a $1.7 million favourable adjustment to a previously recorded restructuring charge. Also in the third quarter of 2004, the Company recorded restructuring charges related to plant optimization and cost containment measures of $1.0 million. Net earnings for the same quarter last year included earnings from discontinued operations of $1.3 million and net earnings from the second quarter of 2004 included earnings from discontinued operations of $0.8 million.

Gross profit for the third quarter of 2004 was $7.3 million, or 12.1% of revenue, compared with $8.1 million, or 10.6% of revenue, for the same period in the prior year and $7.3 million, or 11.1% of revenue, for the second quarter of 2004. Excluding the proceeds from the settlement of the obsolete inventory claim, gross profit for the third quarter of 2004 was $5.5 million or 9.1% of revenue.

…more

For the nine months ended October 3, 2004, the Company reported revenue of $196.6 million, compared with $229.2 million for the first nine months of 2003. Net earnings for the nine months ended October 3, 2004 were $3.8 million, or $0.39 per share, compared with a net loss of $37.2 million, or a loss of $6.48 per share, for the first nine months of 2003.

The Company recently announced it has entered into a long term supply agreement with Radio Systems Corporation (RSC), a new customer, following the completion of manufacturing qualification on an initial product family. Under this agreement, the Company will supply RSC with a full suite of electronic manufacturing services including engineering, printed circuit board and final product assembly and logistics services for RSC’s end customer order fulfillment requirements.

“In a challenging environment, SMTC performed satisfactorily in the quarter,” stated John Caldwell, President and Chief Executive Officer. “We have made considerable progress in executing our transformation plan. Our third quarter results met our internal targets. Our focus over the next few quarters will be on value-adding performance for our current customers, new customer acquisitions and strict cost containment.”

On October 4, 2004 the Company completed a reverse stock split of its issued and outstanding common stock whereby every five shares of common stock were exchanged for one common share, resulting in 7,775,194 common shares outstanding. The Company’s subsidiary, SMTC Manufacturing Corporation of Canada, completed a reverse stock split of its issued and outstanding exchangeable shares whereby every five shares of exchangeable shares were exchanged for one exchangeable share, resulting in 6,866,152 exchangeable shares outstanding. In accordance with generally accepted accounting principles, all previously reported per share amounts have been adjusted to reflect the reverse stock split.

As previously announced, the Company had received a notice from Nasdaq that its more...

common stock failed to maintain a minimum bid price of $1.00, as required by the Marketplace Rules of The Nasdaq Stock Market. The Company was recently notified by Nasdaq that it has regained compliance with the minimum bid price requirement of $1.00 per share.

The Company generated cash from operations of $3.9 million during the third quarter of 2004 resulting in a reduction in the outstanding revolving credit facility from $13.3 million as at July 4, 2004 to $9.7 million as at October 3, 2004. Remittances from customers are applied to the revolving credit facility on a daily basis, and accordingly, the Company will report no cash balance on its balance sheet.

“We are pleased with our progress in improving the balance sheet of the Company,” said Jane Todd, Senior Vice President Finance and Chief Financial Officer. “Since completing the recapitalization transactions in June, we have improved our supply chain relationships and performance through shortening payment cycles. At the same time we were able to reduce our total debt from $44 million last quarter to $40 million this quarter”.

As a result of a technical accounting requirement (Financial Accounting Standard Board’s Emerging Issues Task Force Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement), the Company will restate its balance sheet as at July 4, 2004 to reclassify the revolver balance of $13.3 million from a long-term liability to a current liability. The restated balance sheet has no effect on the Company’s previously reported Statement of Operations or on its ability to draw on the credit facility. The Company currently is in discussions with its lender to amend its three year credit agreement to allow the amount outstanding under the revolving credit facility at the end of the third quarter of $9.7 million to be classified as long-term debt. While the Company is encouraged with the progress made with the lender, there can be no assurance the amendment will be completed.

(1)	Expressed in millions of U.S. dollars, except per share amounts and as otherwise stated

more…

About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin; Boston, Massachusetts; San Jose, California; Toronto, Canada; and Chihuahua, Mexico with a third party facility in Chang An, China. SMTC offers technology companies and electronics OEMs a full range of value-added services. SMTC supports the needs of a growing, diversified OEM customer base primarily within the industrial, networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Jane Todd

Senior Vice President Finance and Chief Financial Officer

(905) 479-1810

jane.todd@smtc.com

###

Company Financials To Follow

SMTC CORPORATION

Consolidated Unaudited Statements of Earnings (Loss)

(US dollars, in thousands, except share and per share data)

	Three months ended		Nine months ended
	October 3, 2004	September 28, 2003	October 3, 2004	September 28, 2003

Revenue	$60,849	$76,973	$196,578	$229,220

Cost of sales	53,513	68,828	175,055	208,393

Gross profit	7,336	8,145	21,523	20,827

Selling, general and administrative expenses	3,956	4,562	12,461	14,019
Amortization	—	997	2,330	2,941
Restructuring and other charges (recoveries)	(668)	8	(668)	(113)

Operating earnings	4,048	2,578	7,400	3,980

Interest	1,065	1,072	3,555	3,911

Earnings before income taxes and discontinued operations	2,983	1,506	3,845	69

Income tax expense	99	204	868	34,839

Earnings (loss) from continuing operations	2,884	1,302	2,977	(34,770)

Earnings (loss) from discontinued operations	—	1,329	837	(2,422)

Net earnings (loss)	$2,884	$2,631	$3,814	$(37,192)

Net earnings (loss) per share:
Basic from continuing operations	$0.20	$0.23	$0.31	$(6.06)
Earnings (loss) from discontinued operations	$—	$0.23	$0.08	$(0.42)

Basic	$0.20	$0.46	$0.39	$(6.48)
Diluted	$0.20	$0.46	$0.39	$(6.48)

Weighted average number of shares outstanding:
Basic	14,641,345	5,737,956	9,755,731	5,737,956
Diluted	14,641,345	5,739,511	9,763,539	5,737,956

###